As filed with the Securities and Exchange Commission on March 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harpoon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3458693
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

131 Oyster Point Blvd, Suite 300 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full titles of the plans)

Julie Eastland

President and Chief Executive Officer

Harpoon Therapeutics, Inc.

131 Oyster Point Blvd, Suite 300

South San Francisco, California 94080

(650) 443-7400

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

Harpoon Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,789,337 shares of common stock under the Harpoon Therapeutics, Inc. 2019 Equity Incentive Plan and an additional 357,867 shares of common stock under the Harpoon Therapeutics, Inc. 2019 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan.

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan filed by the Registrant with the Securities and Exchange SEC (the “SEC”) on March  10, 2022 (File No. 333-263453), March 10, 2021 (File No. 333-254098), March 13, 2020 (File No. 333-237173) and February  8, 2019 (File No. 333-229592).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the SEC (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 27, 2023;

(b)	our Current Report on Form 8-K filed with the SEC on March 27, 2023; and

(c)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38800) filed with the SEC on February 5, 2019, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38800), filed with the SEC on August 5, 2019).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38800), filed with the SEC on February 13, 2019).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-229040), filed with the SEC on January 29, 2019).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	2019 Equity Incentive Plan and forms of grant notice, stock option and restricted stock unit awards agreements and notice of exercise thereunder (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-229040), filed with the SEC on January 29, 2019).

99.2	2019 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-229040), filed with the SEC on January 29, 2019).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on March 27, 2023.

Harpoon Therapeutics, Inc.

By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julie Eastland and Frank Lanza, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie Eastland Julie Eastland	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2023

/s/ Frank Lanza Frank Lanza	Corporate Controller (Principal Financial and Accounting Officer)	March 27, 2023

/s/ Scott Myers Scott Myers	Chairman of the Board of Directors	March 27, 2023

/s/ Joseph Bailes, M.D. Joseph Bailes, M.D.	Director	March 27, 2023

/s/ Mark Chin Mark Chin	Director	March 27, 2023

/s/ Alan Colowick, M.D. Alan Colowick, M.D.	Director	March 27, 2023

/s/ Jonathan Drachman, M.D. Jonathan Drachman, M.D.	Director	March 27, 2023

/s/ Ron Hunt Ron Hunt	Director	March 27, 2023

/s/ Andrew Robbins Andrew Robbins	Director	March 27, 2023

/s/ Lauren Silvernail Lauren Silvernail	Director	March 27, 2023

/s/ Joanne Viney, Ph.D. Joanne Viney, Ph.D.	Director	March 27, 2023